UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 12, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On March 12, 2013, Georgia Power Company (the “Company”) entered into Underwriting Agreements covering the issue and sale of $400,000,000 aggregate principal amount of its Series 2013A 4.30% Senior Notes due March 15, 2043 (the “Series 2013A Senior Notes”) and $250,000,000 aggregate principal amount of its Series 2013B Floating Rate Senior Notes due March 15, 2016 (the “Series 2013B Senior Notes”). Both the Series 2013A Senior Notes and the Series 2013B Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-186969) of the Company.
Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.
1.4 (a)
Underwriting Agreement relating to the Series 2013A Senior Notes, dated March 12, 2013, among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the Underwriters named in Schedule I thereto.

1.4 (b)
Underwriting Agreement relating to the Series 2013B Senior Notes, dated March 12, 2013, among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters named in Schedule I thereto.

4.2(a)	Fiftieth Supplemental Indenture to Senior Note Indenture dated as of March 15, 2013, providing for the issuance of the Series 2013A Senior Notes.

4.2(b)	Fifty-first Supplemental Indenture to Senior Note Indenture dated as of March 15, 2013, providing for the issuance of the Series 2013B Senior Notes.

4.9(a)	Form of the Series 2013A Senior Note (included in Exhibit 4.2(a) above).

4.9(b)	Form of the Series 2013B Senior Note (included in Exhibit 4.2(b) above).

5.1(a)	Opinion of Troutman Sanders LLP relating to the Series 2013A Senior Notes.

5.1(b)	Opinion of Troutman Sanders LLP relating to the Series 2013B Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:March 15, 2013	GEORGIA POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary